MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS
CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU

Date Received

SEP 01 2022

AC1

(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

FILED

SEP 01 2022

ADMINISTRATOR
CORPORATIONS DIVISION

Name
Neogen Corporation

Address
620 Lesher Place

City	State	ZIP Code
Lansing	Michigan	48912

EFFECTIVE DATE:

Document will be returned to the name and address you enter above.
If left blank, document will be returned to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:

   Neogen Corporation

2. The identification number assigned by the Bureau is: 800061333

3. Article III and Article VIII of the Articles of Incorporation is hereby amended to read as follows:

1) Article III of the Restated Articles of Incorporation is hereby amended to read as follows:

The total authorized shares:

Common Shares: 315,000,000 Preferred Shares: 100,000
Par Value: $0.16 Par Value: $1.00

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

The Preferred Stock shall be issued from time to time in one or more series of such number of shares with such distinctive serial designations and (a) may have such voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of or upon any dissolution of the assets of the Company; (e) may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company, at such price or prices or at such rates of exchange, and with such adjustments; and (f) may have such other relative participation, optional or other special rights, preferences, qualifications, limitations, or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of each such series of Preferred Stock from time to time adopted by the Board of Directors pursuant to the authority so to do which is hereby expressly vested in the Board of Directors.

2) The first sentence of Article VIII of the Restated Articles of Incorporation is hereby amended to read as follows:

The number of directors which shall constitute the whole board shall not be less than five nor more than eleven.

COMPLETE ONLY ONE OF THE FOLLOWING:

4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the __________________ day of

____________________ , __________ , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this __________ day of ____________________ , ____________

______________________________ (Signature) ______________________________ (Signature)

______________________________ (Type or Print Name) ______________________________ (Type or Print Name)

______________________________ (Signature) ______________________________ (Signature)

______________________________ (Type or Print Name) ______________________________ (Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the

17th day of August , 2022 , by the: (check one of the following)

- [x] shareholders at a meeting in accordance with Section 611(3) of the Act.
- [ ] written consent of the shareholders that have at least the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders that have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)
- [ ] written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.
- [ ] board of a profit corporation pursuant to Section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 1st day of September , 2022

By [signature]
(Signature of an authorized officer or agent)

Amy M. Rocklin
(Type or Print Name)